EXHIBIT 12 - STATEMENT  RE: COMPUTATION  OF  RATIO  OF  EARNINGS  TO  FIXED  CHARGES
 (UNAUDITED)

                                                Three Months Ended                                       Fiscal Years Ended
                                            ------------------------------     ------------------------------------------------------------------
                                                 May 3,        May 4,           February 1,  February 2,   February 3,   January 29,   January 30,
                                                  2003          2002               2003          2002         2001*         2000          1999
                                             -----------------------------     ---------------------------------------------------------------------

Consolidated pretax income                         $ 38,049      $ 90,802          $ 211,100    $ 111,571     $ 140,860     $ 283,949     $ 219,084
Fixed charges (less capitalized
interest)                                            48,148        49,810            205,640      225,997       264,628       274,586       219,341
                                             -----------------------------     ---------------------------------------------------------------------

EARNINGS                                           $ 86,197      $140,612          $ 416,740    $ 337,568     $ 405,488     $ 558,535     $ 438,425
                                             =============================     =====================================================================

Interest                                           $ 43,425      $ 44,736          $ 182,940    $ 201,736     $ 239,280     $ 249,514     $ 196,680
Capitalized interest                                    526           252              2,469        5,415         4,720         5,177         3,050
Interest factor in rent expense                       4,723         5,074             22,700       24,261        25,348        25,072        22,661
                                             -----------------------------     ---------------------------------------------------------------------

FIXED CHARGES                                      $ 48,674      $ 50,062          $ 208,109    $ 231,412     $ 269,348     $ 279,763     $ 222,391
                                             =============================     =====================================================================

Ratio of earnings to fixed charges                     1.77          2.81               2.00         1.46          1.51          2.00          1.97
                                             =============================     =====================================================================

 * 53 Weeks